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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors
Petopia.com, Inc.

We hereby consent to the use in the Prospectus constituting part of the Registration Statement of Petopia.com, Inc. on Form S-1 of our report dated December 23, 1999 on the financial statements of C/R Catalog Corp. as of June 27, 1998 and June 26, 1999 and for the years then ended, which appear in such Prospectus. We also consent to the reference to our Firm under the captions "Experts" in such Prospectus.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

March 9, 2000